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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): APRIL 22, 2005



                          CREDIT ACCEPTANCE CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                        Commission File Number 000-20202

                    MICHIGAN                                                  38-1999511
(State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification No.)
                  organization)

       25505 W. TWELVE MILE ROAD, SUITE 3000                                  48034-8339
              SOUTHFIELD, MICHIGAN                                            (Zip Code)
     (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (248) 353-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01. OTHER EVENTS.

        As previously announced, Credit Acceptance Corporation (the "Company") was unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2004. This resulted in a violation of certain covenants in its Loan and Security Agreement, dated September 30, 2003, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, Variable Funding Capital Corporation, Wachovia Capital Markets, LLC, and Systems & Services Technologies, Inc., as amended, and agreements related thereto (the "Loan Agreement"). These violations, and certain related violations, were waived on April 11, 2005 pursuant to a Waiver that expired on April 22, 2005 (the "Original Waiver").

        On April 22, 2005, the Company and certain other parties to the Loan Agreement executed a new Waiver ("Waiver No. 2") extending the Original Waiver. Pursuant to Waiver No. 2, the parties waived the breach of certain provisions of the Loan Agreement resulting from the Company's ongoing discussions concerning its accounting policies with Deloitte & Touche LLP, the Company's resulting inability to timely file its Form 10-K and certain related matters. Waiver No. 2 is effective as of April 22, 2005 and expires on May 31, 2005.

        As previously announced, the Company intends to seek SEC guidance as to the proper accounting methodology in connection with how it accounts for loans. There can be no assurance as to the length of time necessary to complete this process, and the Company believes it may not be completed prior to May 31, 2005. If the Company is not able to determine the appropriate accounting policies for loans and file its Form 10-K prior to such date, it intends to seek an extension of Waiver No. 2 from the applicable parties. The Company currently believes the parties will agree to such an extension, if required.


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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumptions," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

    - the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

    - increased competition from traditional financing sources and from non-traditional lenders,

    -   the unavailability of funding at competitive rates of interest,

    - the Company's potential inability to continue to obtain third party financing on favorable terms,

    - the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

    -   adverse changes in applicable laws and regulations,

    -   adverse changes in economic conditions,

    - adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

    - the Company's potential inability to maintain or increase the volume of automobile loans,

    -   an increase in the amount or severity of litigation against the Company,

    - the loss of key management personnel or the inability to hire qualified personnel,

    -   the effect of terrorist attacks and potential attacks, and

    - various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CREDIT ACCEPTANCE CORPORATION
                                         (Registrant)

                                         By: /s/ Douglas W. Busk
                                         -----------------------
                                         Douglas W. Busk
                                         Treasurer
                                         April 22, 2005